Exhibit 23

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement No. 333-44769 on Form S-8 of our report, dated December 17, 2004, appearing in this Annual Report on Form 10-K of Nobility Homes, Inc., for the year ended November 6, 2004.



/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida
January 31, 2005